EXHIBIT 4.6

AMENDMENT NO. 1 TO THE SECURITIES PURCHASE AGREEMENT,
DATED AS OF DECEMBER 27, 2007, BETWEEN MARINE PARK HOLDINGS, INC.
AND EACH OF THE SEVERAL PURCHASERS SIGNATORY THERETO

This Amendment No. 1, dated as of February 6, 2008, between New Cardio, Inc. (formerly Marine Park Holdings, Inc.), Vision Opportunity Master Fund, Ltd. (“Vision”) and Platinum Montaur Life Sciences, LLC (“Platinum” and collectively with Vision, the “Majority Holders”)  amends the Securities Purchase Agreement made and entered into as of December 27, 2007, among the parties thereto (the “Agreement”). All the terms of the Agreement are incorporated herein by reference, except as otherwise stated herein. Capitalized terms used herein that are not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Agreement may be amended in a writing signed by the Company and the Purchasers holding 67% in interest of the Securities then outstanding pursuant to Section 5.5 of the Agreement; and

WHEREAS, the Company and the Majority Holders desire to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each of the Majority Holders agree as follows:

1.  Section 2.2(a)(v) of the Agreement is hereby amended and replaced in its entirety with the following:

 Intentionally Omitted

2.  Section 2.2(a)(vi) of the Agreement is hereby amended and replaced in its entirety with the following:

 Intentionally Omitted

3.  Section 2 of the Agreement is hereby amended to incorporate the following Section 2.2(c) in the appropriate order:

On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser that delivers to the Company a Subscription Amount, equal to $2,000,000 or more, the following:

(i)  a Series J Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 70% of the number of Conversion Shares issuable upon conversion of the Preferred Stock purchased by such Purchaser, as set forth therein; and

(ii)  a Series J-A Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 60% of the number of shares of Common Stock issuable upon exercise of such Purchaser’s Series J Warrant.

3.  Except as expressly set forth herein, all other terms and conditions of the Agreement remain in full force and effect and this Amendment shall be governed by all other terms contained therein.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEW CARDIO, INC.

By:	/s/ Richard Brounstein
Name: Richard Brounstein
Title: CFO

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Director

PLATINUM MONTAUR LIFE SCIENCES, LLC

By:	/s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager

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